Exhibit 10.3

2014 STOCK OPTION PLAN OF SS&C TECHNOLOGIES HOLDINGS, INC.

STOCK OPTION AGREEMENT

1.	Grant of Option.

This agreement evidences the grant by the Company on the Grant Date to the Participant, of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, an aggregate of the Shares set forth in the Stock Option Grant Notice at an Exercise Price per Share set forth in the Stock Option Grant Notice (without commission or other charge).

It is intended that the option (“Option”) evidenced by this agreement shall [not] be an incentive stock option (“Incentive Stock Option”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant,” as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2.	Vesting Schedule.

(a) This Option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of [the Grant Date] and as to an additional 1/36 of the remaining number of Shares on the day of the month of [the Grant Date] beginning with each successive month following the first anniversary of [the Grant Date] until the fourth anniversary of [the Grant Date], provided that such vesting shall cease upon the date of a Termination of Service for any reason.

(b) This Option shall become fully vested and exercisable immediately prior to the effective date of a Change in Control.

(c) The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Expiration Date or the termination of this Option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Except as otherwise provided by the Plan Administrator, each election to exercise this Option shall be in writing (including electronic submission), signed by the Participant and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share or for fewer than ten whole shares.

(b) Payment Upon Exercise of Options. Shares purchased upon the exercise of this Option may be paid for using one of the methods set forth in Sections 5(f)(1)-(f)(5) of the Plan. Unless otherwise instructed by the Participant, [and unless this Option is an Incentive Stock Option, ]Shares purchased upon the exercise of this Option shall be paid for pursuant to a “net exercise,” as a result of which the Participant will receive (i) the number of Shares underlying the portion of the Option being exercised, less (ii) such number of Shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise.

(c) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any Company Affiliate (an “Eligible Participant”).

(d) Expiration of Option.

(1) This Option may not be exercised to any extent by anyone after the first to occur of the following events:

(A) The Final Expiration Date;

(B) Except as the Plan Administrator may otherwise approve, ninety (90) days following the date of the Participant’s Termination of Service for any reason other than Cause, death or Disability;

(C) Except as the Plan Administrator may otherwise approve, the date of the Participant’s Termination of Service for Cause; or

(D) Except as the Plan Administrator may otherwise approve, twelve months following the Participant’s Termination of Service by reason of the Participant’s death or Disability.

(2) For the purposes of this Agreement, the date of the Termination of Service shall be the last day that the Participant provides services as an employee or officer of, or consultant or advisor to, the Company or any Company Affiliate, whether such day is selected by agreement with the Participant or unilaterally by the Company or any Company Affiliate and whether with or without advance notice. For the avoidance of doubt, no period of notice that is given or that ought to have been given under applicable law in respect of such Termination of Service will be utilized in determining entitlement under the Plan or this Agreement. Any action by the Company or any Company Affiliate taken in accordance with the terms of the Plan and this Agreement as set out aforesaid shall be deemed to fully and completely satisfy any liability or obligation of the Company or any Company Affiliate to the Participant in respect of the Plan or this Agreement arising from or in connection with such Termination of Service, including in respect of any period of notice given or that ought to have been given under applicable law in respect of such Termination of Service.

4.	Tax Matters.

(a) Withholding. The Participant shall pay to the Company or any applicable Company Affiliate, or make provision satisfactory to the Company or such Company Affiliate, for payment of, any taxes required by law to be withheld in connection with the exercise of any portion of this Option, as applicable, under one of the methods permitted by the Plan. Subject to any applicable legal conditions or restrictions, the Company shall, unless otherwise instructed by a Participant, withhold from the Shares otherwise issuable to the Participant upon the exercise of this Option or any portion thereof a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); provided that the foregoing is at such time permitted under the terms of the agreements governing any indebtedness to which the Company or any Company Affiliate may be a party; and provided, further that no fractional Shares will be retained to satisfy any portion of the withholding tax and the Participant hereby agrees to satisfy any additional amount of withholding taxes that are not satisfied through the retention of Shares by the Company. Any Shares retained by the Company pursuant to this Section shall be deducted from the underlying Shares to be received by such Participant upon exercise of this Option. Any adverse consequences to the Participant arising in connection with the Share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Participant.

(b) Disqualifying Disposition. If this Option is an Incentive Stock Option and the Participant disposes of Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option, the Participant shall notify the Company in writing of such disposition.

5.	Nontransferability of Option.

This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

6.	Provisions of the Plan.

This Option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Option.

7.	Definitions.

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

(a) Agreement. “Agreement” shall have the meaning set forth in the Stock Option Grant Notice.

(b) Cause. “Cause” shall mean,

(1) The Plan Administrator’s determination that the Participant failed to substantially perform his or her duties (other than any such failure resulting from the Participant’s disability) which is not remedied within ten days after receipt of written notice from the Company or any Company Affiliate, as applicable, specifying such failure;

(2) the Plan Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Plan Administrator or the Participant’s immediate supervisor, which is not remedied within ten days after receipt of written notice from the Company or any Company Affiliate, as applicable, specifying such failure;

(3) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or a crime involving moral turpitude;

(4) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or any Company Affiliate’s, as applicable, premises or while performing the Participant’s duties and responsibilities; or

(5) the Participant’s commission of a material act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any Company Affiliate, as applicable.

Notwithstanding the foregoing, if the Participant is a party to a written employment or consulting agreement with the Company (or any Company Affiliate), then “Cause” shall be as such term is defined in the applicable written employment or consulting agreement.

(c) Change in Control. “Change in Control” shall mean the consummation of any transaction or series of transactions pursuant to which one or more Persons or group of Persons acquires (a) capital stock of the Company possessing the voting power sufficient to elect a majority of the members of the Board or the board of directors of the successor to the Company (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s capital stock or otherwise) or (b) all or substantially all of the assets of the Company and its subsidiaries.

(d) Company. “Company” shall mean SS&C Technologies Holdings, Inc.

(e) Disability. “Disability” shall mean “disability,” as such term is defined in Section 22(e)(3) of the Code.

(f) Exercise Price. “Exercise Price” shall mean the per share price set forth in the Stock Option Grant Notice.

(g) Final Expiration Date. “Final Expiration Date” shall mean the date set forth in the Stock Option Grant Notice.

(h) Grant Date. “Grant Date” shall be the date set forth in the Stock Option Grant Notice.

(i) Person. “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

(j) Plan. “Plan” shall mean the 2014 Stock Option Plan of SS&C Technologies Holdings, Inc.

(k) Stock Option Grant Notice. “Stock Option Grant Notice” shall mean the first page of this Agreement.

(l) Termination of Service. “Termination of Service” shall mean the time when the Participant ceases to be an Eligible Participant for any reason, including, but not by way of limitation, termination with or without Cause, by resignation, failure to be elected or appointed, discharge, death or retirement, but excluding, at the discretion of the Plan Administrator, terminations which result in a temporary severance of the service relationship. The Plan Administrator, in its good faith judgment, shall determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Service. Notwithstanding any other provision of the Plan, the Company or any Company Affiliate has an absolute and unrestricted right to terminate a Participant’s service at any time for any reason, with or without cause, except to the extent expressly provided otherwise in a written employment or consulting agreement with the Company or any Company Affiliate.